UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 19, 2014

RICH PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-54767	46-3259117
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

9595 Wilshire Blvd, Suite 900

Beverly Hills, CA 90212

(Address of principal executive offices)

(323) 424-3169

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On September 19, 2014, Rich Pharmaceuticals, Inc. (the “Company”) entered into the Master Convertible Promissory Note with Typenex Co-Investment LLC (“TCI”) in the original principal amount of $64,500 (the “Note”), pursuant to which TCI funded $55,000 to the Company after the Original Issue Discount of $5,000 and the deduction of TCI legal fees of $4,000. The Note may be repaid at any time during the first 90 days in which event the interest rate shall be 0%. After 90 days, the Note has a one time interest charge of 12% and may be repaid only upon the consent of TCI and at an amount equal to 125% of the outstanding balance. The Note is due and payable one year after the date of issuance, and may be converted by TCI at any time after 180 days of the date of issuance into shares of Company common stock at a conversion price equal to 60% of the market price (as determined in the Note) calculated at the time of conversion, or 55% of the market price (as determined in the Note) if the Company’s stock price is below $.03 (as determined in the Note). The Note also provides that, with the consent of the Company, TCI may fund up to two additional Convertible Promissory Notes in the amount of $60,500 each on terms similar to the Note. The Note also contains certain representations, warranties, covenants and events of default, and increases in the amount of the principal and interest rates under the Note in the event of such defaults. The foregoing is only a brief description of the material terms of the Note, and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the agreements and their exhibits which are filed as an exhibit to this Current Report. The issuance of the Note was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act. The Company’s reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individual and the Company; and (f) the recipient of the Note was an accredited investor.

On September 24, 2014, the Company entered into Securities Purchase Agreement (the “SPA”) and Convertible Promissory Note in the original principal amount of $55,000 (the “Note”) with Auctus Private Equity Fund, LLC (“Auctus”) pursuant to which Auctus funded $50,000 to the Company after the deduction of fees of $5,000. The Note bears interest at the rate of 8% and must be repaid on or before June 23, 2015. The Note may be converted by Auctus at any time after 180 days of the date of issuance into shares of Company common stock at a conversion price equal to 55% of the market price (as determined in the Note). The SPA and Note also contain certain representations, warranties, covenants and events of default, and increases in the amount of the principal and interest rates under the Note in the event of such defaults. The foregoing is only a brief description of the material terms of the SPA and Note, and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the agreements and their exhibits which are filed as an exhibit to this Current Report. The issuance of the Note was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act. The Company’s reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individual and the Company; and (f) the recipient of the Note was an accredited investor.

Item 3.02 Unregistered Sales of Equity Securities

The descriptions of the equity securities described in Item 1.01 issued by the Company are incorporated herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

No.	Description
10.19	Master Convertible Promissory Note dated September 18, 2014 with Typenex Co-Investment LLC, LLC
10.20	Securities Purchase Agreement dated September 23, 2014 with Auctus Private Equity Fund, LLC
10.21	Convertible Promissory Note dated September 23, 2014 with Auctus Private Equity Fund, LLC

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RICH PHARMACEUTICALS, INC.
/s/ Ben Chang
Dated: September 25, 2014	By:	Ben Chang
Chief Executive Officer

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